                                                           Strictly Confidential


                      Presentation to the Special Committee
                          of the Board of Directors of


                             Business Resource Group



                                  July 6, 2000



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

Transaction Summary
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
++       Two-Step Structure                               Cashtender offer at $9.25 per share (the "Transaction Price") of Business
                                                          Resource Group (the "Company") common stock (the "Shares") by a newly formed affiliate corporation ("Purchaser") of Three Cities Research
                                                          ("TCR"), followed by a back-end cash merger at $9.25 per Share


++       Commencement of Tender Offer                     Tender offer to commence within five business days of public announcement


++       Tender Offer Schedule                            Initial expiration date for tender offer will be 20-25 business days following commencement; may be extended until 60 days following commencement to permit satisfaction of closing conditions


++       Principal Tender Offer Closing Conditions        o   Tender of at least 51% of the outstanding Shares not owned by TCR affiliates (or as to which TCR has a binding agreement to acquire)

                                                          o   Tender of at least 53.5% of the outstanding Shares

                                                          o   No material disruptions in US capital markets

                                                          o   Representations and warranties of Company remaining true

                                                          o   Compliance by Company with its obligations under the Plan and
                                                              Agreement of Merger (the "Merger Agreement")

                                                          o   No withdrawal or adverse modification of Company board's
                                                              recommendation of transaction

++       Absence of Financing Condition                   Need to obtain third-party financing is not a condition to consummation of transaction

++       Reincorporation Merger                           If the number of Shares tendered exceeds the minimum tender condition described above, but is less than 90% of the Shares outstanding, as an interim step, Company will reincorporate into the State of Delaware and then, as the final step, merge with Purchaser


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

Transaction Summary
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
++       No solicitation                                  During pendency of transaction, Company and its advisors will be prohibited from soliciting additional third-party interest in the acquisition of the Company; however, they will be permitted to fully respond to any unsolicited communication, and if deemed appropriate in light of the board's fiduciary duties, the Company's board will be permitted to withdraw its recommendation of the transaction

++       Antitrust filing                                 Transaction will be subject to review by US federal government under
                                                          HSR Act

++       Principal Termination Rights                     o   Breach of representation or warranty under Merger Agreement or failure of a closing condition

                                                          o   By Company, in order to accept a Superior Proposal (as defined in the
                                                              Merger Agreement)

++       Termination Fees                                 If Company terminates to accept a Superior Proposal, Company will be required to pay a termination of $750,000 to Purchaser and reimburse
                                                          Purchaser for its expenses (up to $500,000) in connection with transaction

++       Organization of Acquisition Corporation          TCR will form a limited liability company ("Holdings") which will indirectly hold 100% of the equity of Purchaser

++       Contributions by Company Management              Two members of Company management, Brian McNay and Jeffrey Tuttle, will enter into agreements with Holdings pursuant to which they will contribute a total of approximately 320,000 Shares to Holdings in exchange for equity units in Holdings. Two other members of management, John Peth and John
                                                          Palmer, will acquire units of Holdings in consideration of the cancellation of a portion of their Company stock options or the contribution of cash



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

Transaction Summary
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
++       TCR Financing                                    One or more TCR funds will contribute, or arrange for the contribution of, at least $31 million, in the form of cash or demand notes, to Purchaser.
                                                          Affiliates of TCR will also commit to at least $15 million in subordinated, mezzanine debt financing for the acquisition. And finally,
                                                          Purchaser will receive a commitment of $45 million in senior debt financing from Comerica Bank--California


        Transaction Summary Source:  Outside counsel to the Special Committee of the Board of Directors of the Company

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Valuation Analysis
--------------------------------------------------------------------------------
Historical Stock Performance


                             [Graphic Appears here]


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Valuation Analysis
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Premium Analysis

     Per Share                           Share Price      Premium
     ---------                           -----------      -------

     Transaction Price                         $9.25           NA
     7/5/00 Price                              $6.50          42%
     52 Week High                              $9.00           3%
     52 Week Low                               $2.87         222%

Source: Price information from Factset Research SYstems


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Valuation
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Historical Financial Summary

                              [Graphs Appears Here]


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Valuation--Discounted Cash Flow
--------------------------------------------------------------------------------
Summary of Financial Projections



   Key Assumptions                       2000        2001        2002        2003        2004
   ---------------                       ----        ----        ----        ----        ----
   Sales Growth                          56.5%       25.1%       22.0%       10.5%       10.5%
   EBITDA margins                         6.6%        8.6%        8.6%        8.6%        8.6%
   EBIT margins                           5.6%        7.8%        7.5%        7.4%        7.4%
   Adjusted working capital (% Rev)      13.1%       13.1%       13.1%       13.1%       13.1%
   Capital expenditures                  $1.3        $1.0        $2.0        $2.3        $2.5
   Cash paid in acquisitions             $6.7        $5.7        $6.9        $8.4       $11.1


   Forecast ________________________     2000E       2001E       2002E       2003E       2004E
                                         -----       -----       -----       -----       -----
   Sales                                $195.6      $244.7      $298.5      $329.8      $364.3
   EBITDA (a)                            $13.0       $21.1       $25.7       $28.4       $31.3
   EBIT (a)                              $11.0       $19.1       $22.3       $24.4       $27.0


   (a) Excludes special items

   Source: Confidential Offering Memorandum prepared by Huntington Holdings,
           Inc.; Revised Forecast of Fiscal 2000 and Fiscal 2001, dated May 15, 2000 provided by Company management; discussions with Company management.

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Valuation Analysis
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Selected Comparable Company Analysis

                                                                                        Market Value         Market Cap.
                                                                                     as a Multiple of:    as a Multiple of:
                                                                                     -----------------    -----------------
                                                                                      LTM        LTM
                                    Price       Shares       Market     Market       Net to      Cash       LTM        LTM
        Companies                 (07/05/00)  (millions)     Value     Cap. (a)      Common     Flow (b)   EBITDA      EBIT
        ---------                 ----------  ----------     -----     --------      ------     --------   ------      ---

Hon Industries                    $   24.81      60.15   $  1,492.5   $  1,731.7      14.9x       8.6x      7.4x      10.4x
Kimball International -Cl B       $   15.00      40.20   $    603.0   $    510.9      12.2x       6.7x      4.5x       7.2x
Miller (Herman)Inc                $   27.36      78.57   $  2,149.6   $  2,323.7      15.5x       9.4x      7.7x      10.3x
Mity-Lite Inc                     $   12.75       4.82   $     61.4   $     55.3      13.5x      10.7x      7.4x       8.3x
Open Plan Systems Inc             $    1.88       4.40   $      8.3   $     11.6       5.2x       6.7x      6.0x      12.9x
Steelcase Inc                     $   17.31     151.16   $  2,616.9   $  2,995.1      15.3x       8.4x      7.1x      10.6x
Reconditioned Systems Inc         $    2.80       1.33   $      3.7   $      2.8       4.0x       3.7x      2.6x       2.9x
                                                                                     --------------------------------------
                                                                         Maximum      15.5x      10.7x      7.7x      12.9x
                                                                            Mean      11.5        7.7       6.1        8.9
                                                                          Median      13.5        8.4       7.1       10.3
                                                                         Minimum       4.0        3.7       2.6        2.9

----------------
(a) Market Capitalization = Market Value + Preferred Equity at Liquidation
    Value (Incl. Redeemable) + Short-Term Debt + Long-Term Debt
    + Minority Interest - Cash & Marketable Securities

(b) Cash Flow = Income Available to Common Shareholders + Depreciation,
    Depletion & Amortization + Deferred Taxes - Unremitted Earnings of
    Unconsolidated Subsidiaries


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

Valuation Analysis
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M&A Transaction Analysis


Effective                                                                       Offer     Enterprise
Date              Target                          Acquiror                      Value        Value           Consideration (c)
---------   ---------------------------     ------------------------------      ------    ----------      --------------------------
11/9/99     Baquet-Pastrijak Inc.           Business Resource Group               $4.4        $4.4        Cash, debt, stock; earnout
8/3/99      Modern Office Interiors         Business Resource Group                0.9         1.4        Cash, debt, stock; earnout
2/2/99      Re'Nu Office Systems Inc.       Business Resource Group                4.1         5.1        Cash, debt, stock; earnout
5/26/98     Office Furniture Networking     Business Resource Group                3.5         3.3        Cash, stock; earnout
Pending     DO Group, Inc.                  Mity-Lite Inc.                         5.8         6.8 (a)    Cash and assumed debt
4/9/99      The CenterCore Group, Inc.      Mity-Lite Inc.                         5.3         7.3        Cash and assumed debt
4/26/99     Steelcase Strafor S.A.          Steelcase Inc.                        225.2      325.2        Cash
11/4/99     Knoll Inc.                      Warburg, Pincus Ventures, Inc.      1,147.7     1,200.6 (b)   Cash



            Offer Value As a              Enterprise Value
              a Multiple Of:              As a Multiple Of:
            ----------------              ------------------
                   LTM
Effective        Net To                    LTM        LTM
Date             Common                   EBITDA      EBIT
---------   ----------------              ------     -------
11/9/99                  8.3 x               N/A x       5.0 x
8/3/99                  12.2                 N/A        11.2
2/2/99                  16.5                 N/A        10.8
5/26/98                 12.8                 7.8         8.2
Pending                  N/A                 N/A         N/A
4/9/99                    NM                  NM          NM
4/26/99                 12.6                 N/A         9.8
11/4/99                 12.5                 5.8         6.9
------------------------------------------------------------

  Max                   16.5 x               7.8 x      11.2 x
  Mean                  12.5 x               6.8 x       8.6 x
------------------------------------------------------------
  Median                12.5 x               6.8 x       9.0 x
------------------------------------------------------------
  Min                    8.3 x               5.8 x       5.0 x



-----------------------------------------
(a) Acquisition of 50.1% interest in DO Group, Inc. not already owned by Mity-Lite Inc.
(b) Acquisition of 40% interest not already owned by Warburg, Pincus Ventures Inc.
(c) The PV of the maximum potential earnout payments were included in the transaction values indicated.


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Valuation Analysis
--------------------------------------------------------------------------------
Valuation Summary

Methodology                                   Equity Value per Share

Discounted Cash Flow Analysis                     $7.29 - $8.87
Market Comparable Analysis                        $6.23 - $7.49
M&A Transaction Analysis                          $6.80 - $7.20





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